Exhibit 99.1

4th Quarter and Year-End Investor Briefing 2018 Oglethorpe Power Corporation April 10, 2019 4th Quarter and Year-End 2018 Investor Briefing

Notice to Recipients Cautionary Note Regarding Forward Looking Statements Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” and “RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on March 29, 2019. This electronic presentation is provided as of April 10, 2019. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2 4th Quarter and Year-End 2018 Investor Briefing

Presenters and Agenda Mike Smith President and Chief Executive Officer Betsy Higgins Executive Vice President and Chief Financial Officer Mike Price Executive Vice President and Chief Operating Officer • • • • Overview and Review of 2018 Vogtle 3 & 4 Update Review of 2018 Operations Review of 2018 Financial Results and Condition 3 4th Quarter and Year-End 2018 Investor Briefing

Overview of Oglethorpe Power Corporation Baa1/Stable/ P-2 BBB+/Negative/A-2 BBB+/Negative/F2 $1.5 billion. billion. 4 4th Quarter and Year-End 2018 Investor Briefing Financial • 2018 revenues approached • Total assets over $12 • SEC filing company. Ratings Senior Secured/ Outlook/ Short-Term Moody’s: S&P: Fitch: Power Supply Resources • Largest electric cooperative in the United States by assets, among other measures. • Generating assets total approximately 7,791 MW. — Includes 731 MW of Member-owned generation managed by us. • Also schedule 562 MW of federal hydropower for Members. • Manage 120 MW of renewable PPAs through Green Power EMC. • 30% of Vogtle 3&4 expanding generation by 660 MW in 2022. Business • Member-owned not-for-profit Georgia electric membership corporation. • Wholesale electric provider to 38 Member distribution co-ops in Georgia. • Take or pay, joint and several Wholesale Power Contracts with Members through December 2050. — Allows for recovery of all costs, including debt service. • Members’ peak load: — 2018: 8,857 MW (January) — Highest peak load: 9,354 MW, Winter 2014

OglethorpePower

Member Systems at a Glance

Members' Service Territory and Competition

- Serve 1.9 million meters, representing approximately 4.1 million people.
  - Covers 38,000 square miles, or 65% of Georgia.
  - Includes 151 out of 159 counties in Georgia.
- No residential competition.
- Exclusive right to provide retail service in designated service territories.
- Competition only at inception for C&I loads in excess of 900kW.


= Oglethorpe's Members

Members' Load[1]

- MWh Sales of over 40 million in 2018.
- Average Residential Revenue of 11.3 cents/kWh in 2018.
- 67% of sales were to residential class.

2018 Member Customer Base by MWh Sales


Residential Service 67%
Commercial & Industrial 30%
Other 3%

Revenue Contribution to Oglethorpe

- In 2018, Jackson EMC and Cobb EMC accounted for 14.1% and 13.9% of our total revenues, respectively.
- No other Member over 10%.

Member Average Financial Ratios[1]

TIER:
2.54x

Equity/Assets:
41%

Equity/Total Capitalization:
52%

Members' Aggregate Financial Metrics[1]

Total Annual Revenues:
$4.2 billion

Total Net Margins:
$249 million

Total Patronage Capital:
$3.6 billion

Total Assets:
$8.7 billion

[1]Estimate for year ended 12/31/2018.
Oglethorpe's debt is not the direct obligation of the Members and, as a result, the capital of the Members does not directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness.

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Cornerstones of Our Credit Strength: Contracts, Rate Structure and Members Long-Term Wholesale Power Contracts with Members (Take or Pay / Joint & Several / Unlimited Step-Up) Significant Equity at Member Level Strong Liquidity Wholesale Power Contract’s Formulary Rate Assures Cost Recovery New Resources Require Broad Support (“75/75/75”) and 100% Member Subscription Members’ Financial Strength Approximately 67% Residential Customer Base Diversified Power Supply Portfolio Rates not subject to Georgia PSC Regulation 6 4th Quarter and Year-End 2018 Investor Briefing

Key Events - 2018 Through Q1 2019 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Refinancing of tax-exempt debt loan agreement DOE Loan $1.6 billion operational Debt Issuances Other Events 4th Quarter and Year-End 2018 Investor Briefing 7 Long-Term $400 million at 3.0% - 4.125% Advanced $585 million under DOE loan at 3.177% Amended DOE and increased commitment by Assumed responsibility of Chattahoochee Energy Facility from Siemens Issued $500 million 30-Year First Mortgage Bonds at 5.096% yield Renewed $110 million CFC bilateral credit facility for 5 years Renewed $250 million CFC term loan for 5 years Renewed $150 million J.P. Morgan Credit Facility for 3 years Amended Vogtle 3&4 Joint Ownership Agreement Vogtle 3&4 Budget Revision and Vote to Continue Construction

Vogtle 3&4 Update • OPC Budget is $7.5 billion which incudes a project-level contingency and a separate OPC-level contingency • Official Project Schedule has in-service (COD) dates of November 2021 & 2022 • Site working towards more aggressive schedule • Re-baseline of aggressive schedule is underway • SNC/Bechtel improved construction production in late 2018 and into 2019. Monthly construction production targets will continue to increase in 2019 to support the site aggressive schedule. • Craft resource availability has improved. 8 4th Quarter and Year-End 2018 Investor Briefing

Vogtle 3&4 Construction Update

U3 Progress

- Set the top head of the containment vessel (top photo)
- Set Courses 11 and 12 of the Shield Building to EL 209'6"
- Placed concrete in Courses 9, 10, 11 and 12 of the Shield Building
- Installed Main Control Room roof in Auxiliary Building at EL 135'
- Set the polar crane inside the Containment Building



U3 Look Ahead

- Complete Initial Energization – offsite power supplied to permanent plant distribution network
- Set Courses 13, 14, 15, and 16 of the Shield Building to EL 248'6"
- Complete testing and commissioning of the polar crane
- Set the lower internals into the reactor vessel

U4 Progress

- Set the Pressurizer Vessel inside the Containment Building (bottom photo)
- Set the second Steam Generator inside the Containment Building
- Completed concrete walls in north Auxiliary Building to EL 117'
- Placed concrete in the north side of the Containment Building to EL 107' (Layer 11)



U4 Look Ahead

- Complete placement of all concrete floors at EL 107' in the Containment Building
- Set the Passive Residual Heat Removal (PRHR) heat exchanger inside the Containment Building.
- Place concrete in area 2 of the Auxiliary Building at EL 117' (main control room floor)

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Vogtle 3 & 4: Spending • • Oglethorpe’s investment as of December 31, 2018 was $3.9 billion. Oglethorpe’s project budget is $7.5 billion. $7.5 $7.0 $6.5 $6.0 $5.5 $5.0 $4.5 $4.0 $3.5 $3.0 $2.5 $2.0 $1.5 $1.0 $0.5 $-Guarantee payment 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 20162017 20182019 2020 2021 2022 SEP 2018 Budget Adjustment, Vote to MAY 2005 Development Agreement MAR 2008 Filed COL with NRC MAY 2010 Signed DOE Conditional Term Sheet FEB 2012 COLs Issued FEB 2014 Start of $3.1B of DOE DEC 2015 Settlement 2017 WEC Bankruptcy/ NOV 2021 Unit 3 In-Service NOV 2022 Unit 4 In-Service APR 2006 Definitive Agreement SNC Assumes project MAR 2013 Unit 3 First with mgmt. DEC 2017 Continue Georgia PSC AUG 2011 Contractors Agreements Guaranteed Funding Nuclear Concrete NRC Completed Work on FSER for both AP1000 DCD and COL DEC 2011 DCD Final Rule Effective AUG 2009 NRC Issuance of ESP/LWA MAY 2021 Unit 3 Fuel Load Decision on Continuation of Project and Receipt of Toshiba Guaranty in Full MAR 2019 AUG 2006 Filed Early Site Permit (ESP) with NRC New $1.6B DOE Loan Guaranteed Closed NOV 2013 Unit 4 First Nuclear Concrete MAY 2022 Unit 4 Fuel Load 10 4th Quarter and Year-End 2018 Investor Briefing (Billions) Actual Forecast $3.9 billion spent Through12/31/2018 Reduced by $1.1 billion in 2017 due to Toshiba

Oglethorpe’s Diversified Power Supply Portfolio 2019 Capacity (MW) Rocky Mountain Pumped Storage Hydro Thomas A. Smith Energy Facility 10% Hartwell Energy Facility Doyle Generating Plant 20% Sewell Creek Energy Facility 54% Plant Scherer Plant W ansley 16% Plant Vogtle Chattahoochee Energy Facility Hawk Road Energy Facility Plant Hatch 2018 Energy (MWh) Talbot Energy Facility 4% 16% Smarr Energy Facilitiy 40% 40% Note: Capacity and energy includes Oglethorpe and Smarr EMC resources. Oglethorpe and Smarr EMC capacity reflects summer reserve planning capacity. 11 4th Quarter and Year-End 2018 Investor Briefing

Oglethorpe's Generation and Power Supply Resources

OglethorpePower

Resource	# Units	Fuel Type	Oglethorpe Ownership Share	Operator	2019 Summer Planning Reserve Capacity (MW)	2018 Average Capacity Factor	License Expiration (if applicable)
Oglethorpe Owned:							
Plant Hatch	2	Nuclear	30%	Southern Nuclear	527	94%	2034 & 2038
Plant Vogtle	2	Nuclear	30%	Southern Nuclear	689	99%	2047 & 2049
Plant Scherer	2	Coal	60%	Georgia Power	1,030	40%	-
Plant Wansley [(a)]	2	Coal	30%	Georgia Power	523	11%	-
Chattahoochee Energy Facility - CC	1	Gas	100%	Oglethorpe	458	65%	-
Thomas A. Smith Energy Facility - CC	2	Gas	100%	Oglethorpe	1,260	48%	-
Doyle Generating Plant – CTs[(b)]	5	Gas	100%	Oglethorpe	281	2%	-
Hawk Road Energy Facility - CTs	3	Gas	100%	Oglethorpe	487	12%	-
Hartwell Energy Facility - CTs	2	Gas/Oil	100%	Oglethorpe	306	6%	-
Talbot Energy Facility - CTs	6	Gas/Oil	100%	Oglethorpe	682	8%	-
Rocky Mountain Pumped Storage Hydro	3	Hydro	74.61%	Oglethorpe	817	15%	2027
Subtotal	30				7,060		
Member Owned/Oglethorpe Operated:							
Smarr / Sewell Creek - CTs	6	Gas/Oil	-	Oglethorpe	731	12%	-
Member Contracted/Oglethorpe Scheduled:							
Southeastern Power Administration (SEPA)[(c)]	-	Hydro	-		529	-	-
Grand Total	**36**				**8,320**		

(a) A combustion turbine in which Oglethorpe's share of nameplate capacity is 15 MW is located at the Plant Wansley site. This CT is used primarily for emergency service and rarely operated except for testing so has been excluded from the above table.

(b) Doyle Generating Plant has been derated due to unavailability of Unit 1 (~60MW)

(c) Each of the Members, other than Flint, has designated Oglethorpe to schedule its energy allocation from SEPA. At December 31, 2018, Members' total allocation was 618 MW, of which Oglethorpe scheduled 562 MW. Effective March 31, 2019, 3 Members terminated their contracts with SEPA resulting in a total Member allocation of 584 MW from SEPA, of which Oglethorpe schedules 529 MW.

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Annual Capacity Factor Comparison Nuclear Coal Gas - CC 100% 75% 50% Hydro 25% 0% Hatch Vogtle Scherer Wansley Chatt Smith Doyle Hawk Road Hartwell Talbot Rocky Mountain 13 4th Quarter and Year-End 2018 Investor Briefing 20172018 Pumped Gas - CTStorage

Generation Mix by Fuel Type Update - Joey Average Gas Price ($/mmBtu) MWh (Millions) 30 10.00 9.00 25 8.00 14% 5% 4% 29% 5% 7.00 20 6.00 Hydro 42% 39% 43% 40% 15 5.00 Coal Gas 4.00 Nuclear 10 3.00 Average Gas Price 2.00 37% 40% 5 38% 42% 38% 41% 44% 42% 40% 40% 44% 1.00 0 0.00 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Note: Includes total generation from Oglethorpe and Smarr EMC resources. 14 4th Quarter and Year-End 2018 Investor Briefing 3% 4%5% 17%4% 4%4%5% 16% 5%20% 32%30% 44%27% 48% 29%33% 24%24%24% 11% 7%12%

Members’ Historical Peak Demand Member Demand Requirements Member Energy Requirements Percent Change in Overall Peak Percent Change (Millions MWh) (MW) 10,000 9,000 3.9% 15.3% 2.6% 6.1% 3.5% -4.2% 1.6% 6.0% -0.7% -5.2% -4.5% -4.0% -0.2% -13.3% 8,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 - 2012 2013 2014 2015 2016 2017 2018 2012 2013 2014 2015 2016 2017 2018 Winter Peak Summer Peak Note: The data is at the Members’ delivery points (net of system losses), adjusted to include requirements served by us and member resources, to the extent known by us, behind the delivery points. 15 4th Quarter and Year-End 2018 Investor Briefing 2012 2013 2014 2015 2016 2017 2018 Days > 90o 52 20 31 49 88 38 65 Days > 95o 20 0 1 3 22 0 2 Days > 100o 4 0 0 0 1 0 0 Days < 25o 6 2 19 10 5 3 10 Highest Summer Peak (2012) = 9,353 MW Highest Winter Peak (2014) = 9,354 MW Winter Peak (2018) = 8,857 MW Summer Peak (2018) = 8,770 MW

Member Requirements Supplied by Oglethorpe Oglethorpe will supply about two-thirds of the members’ aggregate energy requirements when Vogtle 3&4 come on-line. 45,000 40,000 35,000 30,000 25,000 20,000 15,000 10,000 5,000 0 … Supplied by OPC Supplied by Green Power EMC Supplied by Smarr, Sewell, and SEPA Total Member Load Projected Oglethorpe Supplied Projected Total Member Load 16 4th Quarter and Year-End 2018 Investor Briefing GWh 2000 97% 2001 95% 2002 85% 2003 92% 2004 92% 2005 67% 2006 63% 2007 61% 2008 62% 2009 55% 2010 56% 2011 52% 2012 57% 2013 51% 2014 52% 2015 48% 2016 64% 2017 63% 2018 57% 2019 57% 2023 65% Expiration of PPAs between OPC and LEM/Morgan Stanley; Members’ supply contracts with 3rd parties begin. T.A. Smith begins to serve Member load First full year of Vogtle 3&4 generation*

Green Power EMC Green Power EMC and EMC Capacity and Type 300 MW 250 MW 200 MW 150 MW 100 MW 50 MW 0 MW 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Green Power EMC - Hydro Green Power EMC - Solar Green Power EMC - Landfill Member Direct - Landfill Green Power EMC - Biomass Member Direct - Solar OPC provides financial and management services for Green Power EMC. 17 4th Quarter and Year-End 2018 Investor Briefing

OglethorpePower

Income Statement Excerpts

($ in thousands)	Year Ended December 31, 2018	2017	2016
Statement of Revenues and Expenses:			
Operating Revenues:			
Sales to Members	$1,479,379	$1,433,830	$1,506,807
Sales to non-Members	734	366	424
Operating Expenses:	1,255,137	1,195,326	1,251,567
Other Income	68,262	64,985	56,903
Net Interest Charges	242,039	252,578	262,222
Net Margin[(a)]	**$51,199**	**$51,277**	**$50,345**
Margins for Interest Ratio[(a)]	**1.14x**	**1.14x**	**1.14x**
Sales to Members			
Average Power Cost (cents/kWh)	**6.43**	**6.02**	**5.90**
Sales to Members (MWh)	**23,011,079**	**23,813,679**	**25,522,852**

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, starting in 2010, above the minimum 1.10x ratio required by the Indenture, and the 2019 budget also includes a 1.14 Margins for Interest ratio. Oglethorpe's Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10.

4th Quarter and Year-End 2018 Investor Briefing
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Balance Sheet Excerpts

($ in thousands)	December 31, 2018	2017
Balance Sheet Data:		
Assets:		
Electric Plant:		
Net Plant in Service	$4,739,565	$4,584,075
CWIP	3,866,042	2,935,868
Nuclear Fuel	358,358	358,562
Total Electric Plant	$8,963,965	$7,878,505
Investments, Current Assets and Deferred Charges	3,219,303	3,049,634
Total Assets	**$12,183,268**	**$10,928,139**
Capitalization:		
Patronage Capital and Membership Fees	$962,286	$911,087
Subtotal	**$962,286**	**$911,087**
Long-term Debt and Obligations under Capital Leases	$8,808,878	$8,014,754
Other	21,428	20,051
Total Capitalization	**$9,792,592**	**$8,945,892**
Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt	$103,332	$95,613
Plus: Long-term Debt and Capital Leases due within one year	522,289	216,694
Total Long-Term Debt and Equities	**$10,418,213**	**$9,258,199**
Equity Ratio[(a)]	**9.2%**	**9.8%**

[(a)] The equity ratio is calculated, pursuant to Oglethorpe's First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in two credit agreements that currently requires a minimum total patronage capital of $750 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements.

4th Quarter and Year-End 2018 Investor Briefing
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Rate Structure Assures Recovery of All Costs + Margin • • Formulary Rate under Wholesale Power Contract Minimum MFI requirement of 1.10x under First Mortgage Indenture Key Points: • • • Cost inputs not subject to any regulatory approvals Formula changes subject to RUS & DOE approval, but are infrequent Prior period adjustment mechanism covers any year-end shortfall below required 1.10 MFI (board approval not required; to date, has never needed to be used). 1.20 $60.0 $51.3 $51.2 $50.3 $48.3 $46.6 1.15 $40.0 1.10 $20.0 1.05 $0.0 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Budget 20 4th Quarter and Year-End 2018 Investor Briefing MFI Coverage Net Margin (MM) $54.8 $37.7 $39.3 $41.5 $33.7 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 Expense Type Components Recovery Timeframe Variable Fuel, Variable O&M 30 – 60 days Fixed Margin, Interest, Depreciation, Fixed O&M, A&G •Billed on levelized annual budget •True-up to actuals at year end •Oglethorpe budgets conservatively

New DOE Loan for Vogtle 3 & 4 • In September 2017, Oglethorpe received a conditional commitment from the DOE in the amount of $1.62 billion for an additional loan guarantee for Vogtle 3&4. • In March 2019, Oglethorpe closed on an Amended and Restated Loan Guarantee Agreement with the DOE which increased Oglethorpe’s DOE loan financing from $3.06 billion to $4.68 billion. • The subsidy fee for the new loan is zero (same as original DOE loan). • Savings estimates for this loan are ~$200 million net present value; combined with the first loan, net present value savings expected to exceed $500 million. Vogtle 3 & 4 Financing Plan (a) Represents the full amounts of these loans, however, advances may not occur after December 31, 2020 for the 2014 loan and November 30, 2023 for the 2019 loan, so, depending on timing of construction payments, we may be unable to fully advance both facilities. We expect to use additional taxable bonds for amounts, if any, not fully advanced under these loan facilities. (b) These amounts would be reduced by unspent contingency, if any, Member expensed interest during construction, and investment earnings from the Toshiba guarantee payment. 21 4th Quarter and Year-End 2018 Investor Briefing Source With New DOE Loan Taxable Bonds (issued 2009-2018) $1.89 billion Existing DOE Loan (2014) $3.06 billion(a) New DOE Loan (2019) $1.62 billion(a) Future Taxable Bonds $0.93 billion(b) Total $7.50 billion

DOE Loan Summary as of March 31, 2019 • An amendment made to the DOE loan agreement in July 2017 suspended our ability to advance funds under this loan until certain conditions were met. • On March 7, 2019 we and the DOE entered into an amendment and waiver to the loan guarantee agreement, which allowed us to receive an advance of $585 million on March 15th. • On March 22, 2019 we closed on the Amended and Restated Loan Guarantee Agreement with the DOE which increased Oglethorpe’s DOE loan financing from $3.06 billion to $4.68 billion and permits us to draw the remaining amount approved under the 2014 loan. DOE Guaranteed Loans(a) Vogtle Units 3 & 4 Principal - 2014 Loan Capitalized Interest(b) - 2014 Loan Principal - 2019 Loan $2,721,597,857 335,471,604 1,619,679,706 $2,155,000,000 240,433,159 0 $566,597,857 95,038,445 1,619,679,706 $4,676,749,167 $2,395,433,159 $2,281,316,008 Average interest rate on all advances to-date under this loan is 3.32% (a) DOE guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.375%. (b) Represents accrued capitalized interest being financed with the 2014 DOE guaranteed loan. 22 4th Quarter and Year-End 2018 Investor Briefing Purpose/Use of ProceedsApprovedAdvancedRemaining Amount

Vogtle 3&4 Financing Plan $1,400 $1,200 $1,000 3.86% $800 $600 $400 30-yr $200 $0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Future First Mortgage Bonds(b) First Mortgage Bonds Issued to Date DOE Principal Borrowed to Date DOE Capitalized Interest Future DOE (a) $211 million of the $250 million Series 2012A First Mortgage Bonds and $26 million of the $250 million Series 2016A First Mortgage Bonds were used for Vogtle 3 & 4. (b) Amount of first mortgage bonds would be reduced by unspent contingency, if any, Member expensed interest during construction, and investment earnings from the Toshiba guarantee payment, and would be increased to the extent the DOE loans were not fully advanced. 23 4th Quarter and Year-End 2018 Investor Briefing (Millions) 3.74% 3.18% 3.45% 3.54% 5.05% 30-yr bullet 2.71% 4.25% 30-yr bullet ( 5.375% 30-yr bullet 5.95% bullet 3.72% 5.25% 39-yr bullet 3.15% 4.20% 30-yr bullet (a) a) 3.45% • As of March 31, 2019 • $4.3 billion long term debt issued to date at weighted average rate of 4.17%. • Using commercial paper for interim financing.

RUS Loan Summary as of March 31, 2019 RUS Guaranteed Loans(a) Amount Approved Loans General & Environmental Improvements $448,307,000 $334,969,317 $113,337,683 $448,307,000 $334,969,317 $113,337,683 Total amount outstanding under all RUS Guaranteed Loans is $2.6 billion, with an average interest rate of 3.84% (a) RUS guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.125%. 24 4th Quarter and Year-End 2018 Investor Briefing Purpose/Use of Proceeds Approved Advanced Remaining

Total Secured Debt as of March 31, 2019 CoBank/CFC: $7.2 million Tax-Exempt: $1.0 billion DOE: $2.4 billion Taxable Bonds: $3.2 billion RUS: $2.6 billion $9.2 billion total at weighted average interest rate of 4.08%. 25 4th Quarter and Year-End 2018 Investor Briefing

Secured Debt and Interest Rates Weighted Average Interest Rate 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 (as of 3-31) 26 4th Quarter and Year-End 2018 Investor Briefing $3.2 5.3% $3.4 5.4% $3.4 5.4% $3.5 5.4% $4.3 5.4% $4.8 5.2% $5.4 5.0% $5.7 4.9% $6.2 4.7% 4.5% $7.3 4.4% $7.6 4.3% $8.3 4.2% $8.2 4.2% $8.9 4.1% $9.2 Secured Debt ($ billions)

Oglethorpe’s Credit Facilities Time Now $2,000 $1,500 kup $1,000 $500 $0 (a) The secured Term Loan amount is actually $250 million, however, any outstanding advances under the CFC $110 million line of credit reduce the amount that can be borrowed under the Term Loan; therefore we show only $140 million of the secured term loan as being available. 27 4th Quarter and Year-End 2018 Investor Briefing (Millions) Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q4 2023 2043 $140M CFC Incremental Secu red(a) Plus Optional Term Out Until 2043 $110M CFC Unsecured $1.21B Syndicated Re volver/CP Bac NRUCFC CoBank Bank of Tokyo - Mitsubishi UFJ Mizuho Bank Bank of America Royal Bank of Canada Bank of Montreal Wells Fargo Bank Fifth Third Bank Goldman Sachs Bank U.S. Bank BB&T Regions Bank $ 235 $ 150 $ 125 $ 100 $ 100 $ 100 $ 100 $ 50 $ 50 $ 50 $ 50 $ 50 $ 50 $150M JP Morgan Unsecure d

Oglethorpe’s Available Liquidity as of March 31, 2019 $2,000 $1,500 $1,000 $500 $0 Cash(a) Total Credit Facilities Less Borrowings Available Credit Facilities Capacity Total Liquidity Represents 661 days of liquidity on hand (excluding Cushion of Credit) (a) In addition, as of March 31, Oglethorpe had $661 million on deposit in the RUS Cushion of Credit Account. The RUS Cushion of Credit Account is designated as restricted investments and can only be used to pay debt service on RUS guaranteed loans. 28 4th Quarter and Year-End 2018 Investor Briefing $ millions $1,610 $350 $342 $1,602 $1,260 Borrowings Detail $251.5 million - Letter of Credit Support for VRDBs & T.A. Smith Facility $89.0 million - CP for Vogtle Interim Financing $9.2 million - CP for Vogtle Interest Rate Hedging

Recent and Upcoming Financing Activity Completed in 2018 January August October December Completed $400 million tax-exempt term rate and fixed rate refunding. Renewed JP Morgan $150 million bilateral credit facility for 3 years. Issued $500 million 30-year First Mortgage Bonds. Renewed $110 million CFC unsecured bilateral credit facility for 5 years. Renewed $250 million CFC secured bilateral credit facility for 5 years (with term-out feature permitting long-term loan maturing in 2043). Completed in 2019 March Completed amendments to existing DOE Loan and advanced $585 million. Closed new $1.6 billion DOE Loan Paid-off $350 million taxable bullet (6.1% coupon) at maturity. Upcoming in 2019 Late 2019 Renewal of $1.2 billion syndicated credit facility. 29 4th Quarter and Year-End 2018 Investor Briefing

$80 $4.74 $4.58 $2 YE 2017 $10,928 YE 2018 $12,183 ($ Millions) 6.36 6.5 YTD YTD Management Program). Rate Management Program. Borrowings (Mil) Cash Balances (Mil) (Billions) Millions ¢/kWh Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Long Term Debt 2018 Taxable$500 RUS$193$313 $600 $400 $200 $-$200 $400 $600 ($ Millions) Actual IssuanceForecasted Issuance Actual RepaymentForecasted Repayment Secured LT Debt (12.31.18): $8.9 billion Weighted Average Cost: 4.24% Equity/Capitalization Ratio: 9.2% Balance Sheet Electric Plant $9 $8 $7$2.94$3.87 $6 $5$0.36$0.36 $4 $3 $1 $0 Total Assets Construction Work in Progress Nuclear Fuel Electric Plant in Service Net Margin 2018 $60 $40 $20 $-ActualBudget Liquidity 2018 + Q1 2019 $2,500 $2,250 $2,000 $1,750 $1,500 $1,250 $1,000 $750$ 1,000 $500 $250 $0 Jan Mar May Jul Sep Nov Jan Mar CashBorrowings CP AvailabilityTotal Available Lines of Credit Interim CP Financing March 31, 2019 Vogtle 3&4 Interest Rate Hedging, $9 Vogtle 3 & 4 Interim Financing, $89 Average Cost of Funds: 2.81% (dollars in millions) 4th Quarter and Year-End 2018 Investor Briefing Wholesale Power Cost 2018 7.5 7.06.43 6.0 5.5 5.06.316.38 4.5 4.0 BudgetActual Cost of Power Sales to Members (excluding Rate Additional Member Collections for Expensing of IDC 30 $1,610$1,610 $1,000 1.14 MFI ratio

Additional Information

OglethorpePower

- A link to this presentation will be posted on Oglethorpe's website www.opc.com.
- Oglethorpe's SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website.
- Member information is filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe's website.)
- For additional information please contact:

Investor Contacts

Name	Title	Email Address	Phone Number
Betsy Higgins	Executive Vice President and Chief Financial Officer	betsy.higgins@opc.com	770-270-7168
Tom Brendiar	Director, Bank and Investor Relations	tom.brendiar@opc.com	770-270-7173
Joe Rick	Director, Capital Markets	joe.rick@opc.com	770-270-7240
Cheri Garing	Director, Planning and Financial Analysis	cheri.garing@opc.com	770-270-7204

Media Contact

Name	Title	Email Address	Phone Number
Terri Statham	Manager, Media Relations	terri.statham@opc.com	770-270-6990

4th Quarter and Year-End 2018 Investor Briefing
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